UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2023

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 28, 2023, The Southern Company (the “Company”) issued $1,500,000,000 aggregate principal amount of its Series 2023A 3.875% Convertible Senior Notes due December 15, 2025 (the “Series 2023A Convertible Senior Notes”) pursuant to the Senior Note Indenture (the “Senior Note Indenture”) dated as of January 1, 2007, as supplemented and amended, including by a Twenty-Seventh Supplemental Indenture (the “Twenty-Seventh Supplemental Indenture”) dated as of February 28, 2023 (the Senior Note Indenture, as so supplemented and amended, the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”). The Series 2023A Convertible Senior Notes were sold under a Purchase Agreement (the “Purchase Agreement”) dated February 23, 2023 among the Company and the initial purchasers (the “Initial Purchasers”) party thereto. On March 1, 2023, the Company issued an additional $225,000,000 aggregate principal amount of the Series 2023A Convertible Senior Notes upon the exercise by the Initial Purchasers of their over-allotment option.
Interest on the Series 2023A Convertible Senior Notes is payable semiannually in arrears on the 15th day of June and December of each year, beginning June 15, 2023. The Series 2023A Convertible Senior Notes will mature on December 15, 2025, unless earlier converted or repurchased. The Series 2023A Convertible Senior Notes are direct, unsecured and unsubordinated obligations of the Company, ranking equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding and are effectively subordinated to all secured indebtedness of the Company. The Series 2023A Convertible Senior Notes are not redeemable at the option of the Company.
Holders may convert their Series 2023A Convertible Senior Notes at their option prior to the close of business on the business day preceding September 15, 2025, but only under the following circumstances:

•during any calendar quarter commencing after the calendar quarter ending on March 31, 2023 (and only during such calendar quarter), if the last reported sale price of the Company’s Common Stock, par value $5 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day as determined by the Company;
•during the five business day period after any 10 consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Series 2023A Convertible Senior Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or
•upon the occurrence of specified corporate events.
The conversion rate initially equals 11.8818 shares of Common Stock per $1,000 principal amount of Series 2023A Convertible Senior Notes (equivalent to an initial conversion price of approximately $84.16 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares of Common Stock for a holder that elects to convert its Series 2023A Convertible Senior Notes in connection with such Make-Whole Fundamental Change. The Company will settle conversions of the Series 2023A Convertible Senior Notes by paying cash up to the aggregate principal amount of the Series 2023A Convertible Senior Notes to be converted and paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Series 2023A Convertible Senior Notes being converted.
Upon the occurrence of a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Series 2023A Convertible Senior Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the Series 2023A Convertible Senior Notes to be purchased plus any accrued and unpaid interest.
If an Event of Default (as defined in the Indenture) occurs and is continuing with respect to the Series 2023A Convertible Senior Notes, then the Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Series 2023A Convertible Senior Notes may declare the principal amount of the Series 2023A Convertible Senior Notes due and payable immediately.
The foregoing description of the Series 2023A Convertible Senior Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Senior Note Indenture, the Twenty-Seventh Supplemental Indenture and the form of Series 2023A Convertible Senior Note, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 2.03 is incorporated into this Item 3.02 by reference.
The Company offered and sold the Series 2023A Convertible Senior Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The shares of Common Stock issuable upon conversion of the Series 2023A Convertible Senior Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of Common Stock issued upon conversion of the Series 2023A Convertible Senior Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. Initially, a maximum of 26,645,040 shares of Common Stock may be issued upon conversion of the Series 2023A Convertible Senior Notes, based on the initial maximum conversion rate of 15.4464 shares of Common Stock per $1,000 principal amount of Series 2023A Convertible Senior Notes, subject to anti-dilution adjustments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Senior Note Indenture dated as of January 1, 2007, between the Company and the Trustee. (Designated in Form 8-K dated January 11, 2007, File No. 1-3526, as Exhibit 4.1.)

4.2	Twenty-Seventh Supplemental Indenture to Senior Note Indenture dated as of February 28, 2023, providing for the issuance of the Series 2023A Convertible Senior Notes.

4.3	Form of Series 2023A Convertible Senior Note (included in Exhibit 4.2 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary
4